CTS Corporation This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations, certain assumptions and currently available information. Actual results may differ materially from those reflected in the forward-looking statements due to a variety of political, geopolitical, economic, health, industry and regulatory factors which could affect the Company's operating results, liquidity and financial condition. We undertake no obligations to publicly update or revise any forward-looking statements. Investors are encouraged to examine the Company's SEC filings, which more fully describe the risks and uncertainties associated with the Company's business. This presentation also includes certain non-GAAP financial information as defined under current SEC regulations. We have provided the SEC required reconciliations to the most directly comparable GAAP measure, and included this information in the Investor Relations section on our Web site at http://www.ctscorp.com. EXHIBIT 99.1

Segments Automotive Communications Mobile Computer Communications Infrastructure Other Segments and Markets Sensors and Electronic Components Electronics Manufacturing Services Markets 56% 44% 7% 39% 11% 27% 16% 2003 Projected

Near-Term Business Strategy Communications Electronics $96M - 37% Other * $7M - 2% Automotive 23% Resistor/Electro 11% North America 53% Aggressively Grow Grow Increase Profitability Electronic Components Automotive Sensors Electronic Manufacturing Services 0.29 0.27 0.44 Electronics Manufacturing Services 44% Electronic Components 29% Automotive Sensors 27% Selectively Grow 2003 Projected

Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 -5.7 -3.6 -2.4 0 0.5 0.6 2 1.6 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 East 126 113 118 111 116 106 117 108 Improving Financial Performance * Data shown excludes all restructuring and related one-time charges, asset impairments, and customer reimbursement and income tax adjustments gains. Net Sales 2001 2002 2003 2002 Net Earnings/Loss (Adjusted*) 2001 2003 $ millions Earnings improving from mix and cost reductions even though market demand remains generally flat. (5.7) (3.6) (2.4) 0.0 0.5 0.6 2.0 1.6

Cost Structure Overhaul Other 28% Interest 10% Salary/Fringes 50% Depreciation 12% East 28 10 50 12 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Fixed Costs Reduced by $95M Per Year Other 28% Depreciation 12% Interest 10% Salary/Fringes 50% Breakeven Revenue Point Reduced to $440M Per Year Q1 Q2 Q3 Q4 2001 2002 $ in Millions 34% 38% Breakeven Revenue Fixed Costs 63 54 43 42 116 115 167 155 110 Q2/Current 2003 39

Balance Sheet Management SALES RECEIVABLES INVENTORIES 54% 57% 64% Q3 2003 vs. Q4 2000 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Receivables - Net 110 98.3 91 81.6 80.1 73.3 64.9 63.8 59.8 65.7 62.8 Inventory - Net 97.2 79.2 64 50.1 43.7 43.1 41 36.3 36.1 35.1 37.4 2001 2002 97.2 110.0 37.4 62.8 '96 '97 '98 '99 '00 '01 '02 Maintenance 17.2 22.4 21.3 32.9 29.35 29.8 12.8 Capacity Increase 42.293 10.1 Building 47.6 37.8 % to Sales 0.054 0.054 0.058 0.049 0.138 0.134 0.028 Working Capital Capital Expenditures Replacement for Motorola Buildings Major Capacity Expansion 2003 Capital Expenditures <$15M 2003

Balance Sheet Management Convertible Sub-Debt Asset Sales Operating Cash Flow New Equity Sources of Funds 25 21 40 87 New Equity $87M Convertible Sub-Debt $25M Asset Sales ? $21M Operating Cash Flow $40M Sources of Funds $173 Million Q2 2001 Q4 2001 Q2 2002 Q4 2002 Q2 2003 Q3 2003 Bank Debt 187 111 53 28 18 14 Bank Debt Down 93% $115 $55 $53 $14 Q2 02 Q3 03 Old deal 00-03 New deal 03-06 Additional Capacity DEBT CAPACITY $M $75 Free Capacity Used

Capital Structure 1999 2000 2001 2002 Q1 2003 Q2 2003 Q3 2003 Sales 0.514 0.442 0.386 0.265 0.244 0.241 0.221 Debt to Capital Bank Debt IRB Convertible Sub Debt Equity 0.04 0.11 0.07 0.78 Debt Structure Convertible Sub Debt IRB Bank Credit Equity Leverage Ratio Within our Target Range of 20% - 30%. Balance Between Fixed and Floating Coupon. Varied Maturities.

Other Financial Data

Appendix 1

CTS Corporation
Reconciliation of Net Earnings (Loss) to Adjusted Net Earnings (Loss)
($ in millions)

	2003			2002				2001

	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Net earnings (loss)	$6.1	$2.0	$0.6	$0.5	$(13.8)	$(2.7)	$(1.9)	$(27.0)
Charges (credits) to reported net earnings (loss):
Restructuring and asset impairment charges	4.6				18.3			26.0
Restructuring-related, one-time charges					0.1	0.4	0.8	2.4
Customer reimbursement							(3.1)
Acquired in-process research and development

Total adjustments to reported net earnings (loss)	4.6	—	—	—	18.4	0.4	(2.3)	28.4
Total adjustments, tax affected	3.4	—	—	—	13.8	0.3	(1.7)	21.3
Reversal of tax reserve	(7.9)

Adjusted net earnings (loss)	$1.6	$2.0	$0.6	$0.5	$0.0	$(2.4)	$(3.6)	$(5.7)

CTS Corporation
Free Cash Flow
($ in millions)

	2003			2002

	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Cash flows provided from (used by) operations	$8.6	$(1.3)	$8.2	$5.3	$14.4	$2.0	$0.7
Cash flows provided from (used by) investing activities	(1.6)	(2.3)	1.6	(0.9)	(2.9)	(1.7)	(4.5)

Free cash flow	$7.0	$(3.6)	$9.8	$4.4	$11.5	$0.3	$(3.8)